UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56320	87-1137341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Hudson Boulevard East
New York, NY 10001
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2026, AB CRE PDF Lending VI LLC (“PDF”), a wholly-owned subsidiary of AB Commercial Real Estate Private Debt Fund, LLC (the “Company”), entered into a $500,000,000 master repurchase agreement (the “Repurchase Agreement”), with Sumitomo Mitsui Banking Corporation, New York Branch (“SMBC”). Pursuant to the Repurchase Agreement, PDF is permitted to sell, and later repurchase, eligible commercial mortgage loans collateralized by office, retail, industrial, hospitality, multi-family or self-storage properties or such other property types acceptable to SMBC. The expiration date for adding new loans to the facility is September 14, 2029, unless extended or earlier terminated in accordance with the terms of the Repurchase Agreement. Any capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

Under the Repurchase Agreement, the purchase price paid by PDF for each Purchased Asset is equal to (i) the Advance Rate of such Purchased Asset multiplied by (ii) the Market Value of such Purchased Asset as of such date of purchase, the Repurchase Price for such Purchased Asset shall equal the sum of (i) the outstanding Purchase Price for such Purchased Asset, plus (ii) the accrued and unpaid Price Differential with respect to such Purchased Asset, plus (iii) all accrued and unpaid costs and expenses of SMBC relating to such Purchased Asset, plus (iv) the Exit Fee or Release Fee due and payable (if applicable), plus (v) other fees, expenses, indemnities or other amounts then due and payable by PDF to SMBC pursuant to the terms of the Transaction Documents.

In connection with the Repurchase Agreement, the Company has agreed to guarantee certain obligations of PDF under the Repurchase Agreement.

The foregoing description is only a summary of the material provisions of the Repurchase Agreement and is qualified in its entirety by reference to a copy of the Repurchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Uncommitted Master Repurchase Agreement, dated September 14, 2026, by and between AB CRE PDF Lending VI LLC, as Seller, and Sumitomo Mitsui Banking Corporation, New York Branch, as Buyer.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2026	AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

	By:	/s/ Leon Hirth
Leon Hirth
Secretary